EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 27, 2003, on the statements of operations, changes in stockholders' equity, and cash flows of Distribution Management Services, Inc. for the year ended May 31, 2003, incorporated herein in Form 10-KSB for the year ended May 31, 2004 filed with Securities and Exchange Commission on December 14, 2005.

Berkovits, Lago & Company, LLP
Ft. Lauderdale, Florida
December 14, 2005